                                                  June 30,  1994

Cable TV Fund 14-A/B Venture
c/o Jones Intercable, Inc.
9697 E. Mineral Avenue
Englewood, CO 80112
Attention:   J. Timothy Bryan

         Re: Third Letter Amendment to Cable TV Fund 14-A/B Venture Revolving Credit and Term Loan Agreement

Gentlemen:

         Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of September 30, 1988, by and among Cable TV Fund 14-A/B Venture (the "Borrower"), The Bank of Nova Scotia and PNC Bank, National Association (formerly known as Provident National Bank) (the "Banks") and The Bank of Nova Scotia, as agent for the Banks (the "Agent"), as amended by that certain First Letter Amendment, dated June 11, 1990, and that certain Second
Letter Amendment, dated May 28, 1992 (the "Credit Agreement").   Capitalized
terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

         The Borrower desires the Banks to amend (a) the principal amortization schedule for the Term Loans and (b) the Total Debt to Annualized Cash Flow
ratio covenant.   The Banks are willing to amend the Credit Agreement for such purposes on the terms and conditions stated in this Third Letter Amendment.

         Effective upon the satisfaction (or waiver by the Banks) of all of the conditions precedent stated below, the Credit Agreement shall be amended as follows:

         1. Paragraph A of Section 2.6 is hereby deleted in its entirety and replaced with the following language:

                 "(A) On each March 31, June 30, September 30 and December 31 during each period indicated below the Term Loan Ceiling shall be reduced by amounts equal to the





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         following percentages of the Initial Ceiling (regardless of whether the Term Loan Ceiling shall have been reduced pursuant to (B) or (C) below):

                 January 1, 1993 - December 31, 1993                1.875%
                 January 1, 1994 - March 31, 1994                       0%
                 April 1, 1994   - December 31, 1994                0.833%
                 January 1, 1995 - December 31, 1995                1.250%
                 January 1, 1996 - December 31, 1996                1.875%
                 January 1, 1997 - September 30, 1999               2.500%

         On December 31, 1999 the Term Loan Ceiling shall be reduced to zero
(0)."

         2. Section 6.1(a) is amended by deleting the last two lines of the table of ratios of Total Debt to Annualized Cash Flow and replacing them with the following:

         "January 1, 1994 - March 31, 1995         5.00 to 1.00
         April 1, 1995 - March 31, 1996            4.50 to 1.00
         April 1, 1996 - March 31, 1997            4.00 to 1.00
         April 1, 1997 - December 31, 1999         3.50 to 1.00"

         The effectiveness of the amendments contained in this Third Letter Amendment is subject to the fulfillment, in form and substance satisfactory to the Agent, of the following conditions precedent on or before June 30, 1994:

                 (a) The Agent shall have received three counterparts of this Third Letter Amendment duly accepted and executed by the Borrower, three counterparts executed by the Bank of Nova Scotia, as a Bank, and three counterparts executed by PNC Bank, National Association.

                 (b) As amended by Exhibit A hereto, the representations and warranties contained in Article III of the Credit Agreement and in the Related Documents shall be true on and as of the date of execution and acceptance of this Third Letter Amendment by the Borrower with the same effect as though made on and as of such date, and no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the amendments contained herein.

                 (c) The Agent shall have received three signed copies of a certificate, dated the date of the Borrower's acceptance and execution of this Third Letter Amendment, and signed on behalf of the Borrower by the President, Vice President, Treasurer or Chief Financial Officer of Jones, to the effect that (i) the representations and warranties described in (b) above





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         are true and correct on and as of such date and (ii) on such date no
         Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to the amendments contained herein.

                 (d) The Agent shall have received three signed copies of certificates dated as of the date of the Borrower's acceptance and execution of this Third Letter Amendment and signed by the Secretary or Assistant Secretary of Jones, on behalf of Jones, the Borrower, and each General Partner, certifying as to any changes since the Closing Date, if any, in the corporate, joint venture or partnership documents and actions referred to in section 4.2 of the Credit Agreement, of Jones, the Borrower and each General Partner, respectively and, in the case of Jones, (i) as to the names, true signatures and incumbency of the officer or officers or other authorized representatives of Jones authorized to accept, execute and deliver this Third Letter Amendment and the certificate referred to in (c) above, and (ii) as to the resolution of the Board of Directors of Jones authorizing such action.

                 (e) The Agent shall have received certificates (i) of the Secretary of State of the State of Colorado certifying that Jones is a corporation in good standing and that each General Partner is a limited partnership in good standing, and (ii) of the Secretary of State of the State of Florida certifying that each General Partner is qualified to do business in Florida.

                 (f) The Agent shall have received payment in full of a restructuring fee in an amount equal to three-eighths of one percent of the amount of the Term Loan Ceiling as of the effective date of this Third Letter Amendment, for distribution to the Banks in proportion to their respective outstanding Term Loans.

         Except as amended hereby, the Credit Agreement shall remain in full force and effect. This Third Letter Amendment may be executed in two or more counterparts, each of which shall be deemed an original.





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         If you agree to the foregoing amendments to the Credit Agreement, execute the enclosed counterparts of this letter in the space provided below and return them to us prior to June 30, 1994.

                                        THE BANK OF NOVA SCOTIA,
                                        as Agent and as a participating
                                        Bank


                                        By /s/ Illegible

                                           Title Relationship Manager

Accepted:
CABLE TV FUND 14-A/B VENTURE,              Date:
a Colorado general partnership

By       Cable TV Fund 14-A, Ltd.,
         Cable TV Fund 14-B, Ltd., both
         Colorado limited partnerships

         By      Jones Intercable, Inc., a
                 Colorado corporation, as
                 general partner of each


                 By /s/ Illegible

                    Title Group Vice President/Finance

PNC BANK, NATIONAL ASSOCIATION, as a
participating Bank

By /s/ Illegible

   Title  AVP





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